AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER


     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of January 13, 2000, and as amended and restated as of May 10, 2000, but all as of January 13, 2000, is by and among GLOBE BUSINESS RESOURCES, INC., an Ohio corporation (the "Company"), GLOBE HOLDING CO., INC., a Delaware corporation ("Newco") and ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership ("ERP").

                                R E C I T A L S:

     WHEREAS, the General Partner of ERP, the Board of Directors of Newco and the Board of Directors of the Company (the "Company Board"), including the Special Committee of the Company Board established to consider the transaction (the "Special Committee"), have each approved the acquisition of the Company by an indirect partially-owned subsidiary of ERP upon the terms and subject to the conditions set forth in that certain Agreement and Plan of Merger by and between the parties hereto dated as of January 13, 2000 (the "Original Agreement");

     WHEREAS, the parties hereto elected to amend and restate the Original Agreement as of May 10, 2000; and

     WHEREAS, ERP, David D. Hoguet, Blair D. Neller and others have entered into that certain Amended and Restated Formation and Investment Agreement dated as May 10, 2000 (the "Formation Agreement") pursuant to which the parties have formed Newco which will, in turn, form a wholly-owned Ohio corporation ("Acquisition");

     WHEREAS, the General Partner of ERP and the Board of Directors of Newco have approved and the Board of Directors and sole shareholder of Acquisition will approve the merger (the "Merger") of Acquisition with and into the Company in accordance with the Ohio General Corporation Law (the "Ohio Law") upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Company has received a fairness opinion relating to the Merger, as more fully described herein;

     WHEREAS, the Company Board, including the Special Committee, has: (i) determined that the consideration to be paid for each issued and outstanding share of common stock, no par value per share ("Common Stock") of the Company (each a "Share") in the Merger (as defined below) is fair to and in the best interests of the shareholders of the Company; and (ii) approved this Agreement and the transactions contemplated hereby and declared their advisability and resolved to recommend approval and adoption of this Agreement by the shareholders of the Company;

     WHEREAS, ERP, Newco and the Company desire to make certain representations, warranties and agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Newco and ERP hereby agree as follows:



                                    ARTICLE 1
                                   THE MERGER

     SECTION 1.1 The Merger.

     (a) Agreement of Merger. Prior to the Effective Time (as defined below), and subject to and upon the terms and conditions of this Agreement, the Agreement of Merger substantially in the form attached as Exhibit A hereto (the "Agreement of Merger") shall be executed and delivered by the Company and Acquisition, as soon as practicable after the date hereof, but in no event later than the date of the meeting of the shareholders of the Company called to adopt the Agreement of Merger, in accordance with Ohio Law. Pursuant to the terms of the Agreement of Merger, Acquisition shall be merged with and into the Company, the separate corporate existence of Acquisition shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section
8.1 and subject to the  satisfaction  or waiver of the  conditions  set forth in
Article 7, the consummation of the Merger will take place on the eleventh day following the meeting of the Company's shareholders held to vote on the approval of the Merger; provided, however, in the event that ERP waives the condition set forth in Section 7.2(j) then the Merger shall take place as soon as practicable after the meeting of the Company's shareholders, but in no event later than 3 business days after satisfaction or waiver of the conditions set forth in
Article 7 (the "Closing Date"), at the offices of Piper Marbury Rudnick & Wolfe, 203 North LaSalle Street, Suite 1800, Chicago, Illinois 60601, unless another date, time or place is agreed to in writing by the parties hereto.

     SECTION 1.2 Effective Time. On the Closing Date, Newco, Acquisition and the Company shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the Ohio Law (the "Certificate of Merger"), together with any required related documents, with the Secretary of State of the State of Ohio, in such form as required by, and executed in accordance with the relevant provisions of, the Ohio Law (the time of such filing being the "Effective Time").

     SECTION 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the Agreement of Merger and the Certificate of Merger and the applicable provisions of the Ohio Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.4 Articles of Incorporation, Code of Regulations.

     (a) Articles of Incorporation. At the Effective Time the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by Ohio Law and such Articles of Incorporation.

     (b) Code of Regulations. The Code of Regulations of the Company, as in effect immediately prior to the Effective Time, shall be the Code of Regulations of the Surviving Corporation until thereafter amended as provided by the Ohio Law, the Articles of Incorporation of the Surviving Corporation and such Code of Regulations.

     SECTION 1.5 Directors and Officers. The directors of Acquisition immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Code of Regulations of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of ERP, Acquisition, Newco, the Company or the holders of any of the following securities:

     (a) Conversion of Securities. Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.6(b)) shall be cancelled and converted into the right to receive, subject to the terms and conditions of this Agreement, $13.00 per Share (the "Merger Consideration") payable to the holder thereof, without interest thereon, upon the surrender of the certificate formerly representing such Share, less any required withholding of taxes. The Merger Consideration shall be payable in cash without interest thereon in accordance with Section 1.7 as soon as practicable after the Deposit Date, as defined herein.

     (b) Cancellation. Each Share held in the treasury of the Company and each Share owned by ERP, Newco, Acquisition or any direct or indirect wholly-owned subsidiary of the Company or ERP immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

     (c) Stock Options. At the Effective Time, each outstanding option (a "Stock Option") to purchase Common Stock granted under or pursuant to any employee stock option plan or agreement entered into by the Company with any employee of the Company or any subsidiary thereof or any other person listed on Schedule 2.3 of the Company Disclosure Letter or otherwise existing (the "Company Stock Option Plans"), shall be cancelled and the holder thereof shall be entitled to receive in cash (the "Total Option Amount") an amount (less applicable withholding taxes) equal to the product of: the number of shares of Common Stock previously subject to such Stock Option, whether vested or unvested, multiplied by; the excess, if any, of the amount of the Merger Consideration over the exercise price per share of Common Stock previously subject to such Stock Option, payable, as soon as practicable after the Effective Time.

     (d) Capital Stock of Acquisition. Each share of common stock, no par value, of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

     (e) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with
Section 1701.85 of the Ohio Law ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or loses his right to appraisal, in which case such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration, without interest thereon. The Company shall give ERP prompt notice of any demands received by the Company for appraisal of Shares and, prior to the Effective Time, ERP shall have the right to direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of ERP, make any payment with respect to, or settle or offer to settle, any such demands. From and after the Effective Time, the Surviving Corporation shall give ERP prompt notice of any demands received by the Surviving
Corporation for appraisal of Shares and, after the Effective Time, ERP shall have the right to direct all negotiations and proceedings with respect to such demands. After the Effective Time, the Surviving Corporation shall not, except with the prior written consent of ERP, make any payment with respect to, or settle or offer to settle, any such demands.

     SECTION 1.7 Exchange of Certificates.

     (a) Exchange Agent and Procedures. Prior to the Effective Time, a bank or trust company reasonably acceptable to the Company shall be designated by ERP (the "Paying Agent") to act as agent in connection with the Merger to receive the funds to which holders of shares shall become entitled pursuant to Section 1.6(a). Promptly after the Effective Time but in no event more than three (3) business days after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time, of a certificate or certificates (the "Certificates") that, prior to the Effective Time, represented Shares, a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration therefor. Upon the surrender of each such Certificate formerly representing Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Paying Agent shall pay the holder of such Certificate the Merger Consideration multiplied by the number of Shares formerly represented by such Certificate, in exchange therefor, and such Certificate shall forthwith be canceled. Until so surrendered and exchanged, each such Certificate (other than Shares held by ERP, Newco, Acquisition or the Company, or any direct or indirect subsidiary thereof) shall represent solely the right to receive the Merger Consideration. No interest shall be paid or accrue on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate formerly representing the Shares surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

     (b) Consideration. (i) Within three (3) business days after the Effective Time (the "Deposit Date"), ERP or the Surviving Corporation shall deposit, or cause to be deposited, in trust with the Paying Agent the amount of Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to Section 1.6(a) hereof.

     (c) Investment of Merger Consideration. The Merger Consideration shall be invested by the Paying Agent, as directed by ERP, provided such investments shall be limited to direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Service, Inc. and Standard & Poor's Corporation, or certificates of deposit issued by a commercial bank having at least $10,000,000,000 in assets.

     (d) Termination of Duties. Promptly following the date which is six (6) months after the Effective Time, ERP will cause the Paying Agent to deliver to the Surviving Corporation all cash and documents in its possession relating to the funds to be deposited on the Deposit Date described in this Agreement, and the Paying Agent's duties relating thereto shall terminate. Thereafter, each holder of a Certificate formerly representing a Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without any interest thereon.

     (e) No Liability. None of ERP, Acquisition, Newco and the Company shall be liable to any holder of Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (f) Withholding Rights. ERP or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Common Stock such amounts as ERP or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by ERP or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by ERP or the Paying Agent.

     SECTION 1.8 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Common Stock thereafter on the records of the Company.

     SECTION 1.9 No Further Ownership Rights in Common Stock. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

     SECTION 1.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration as may be required pursuant to Section 1.6; provided, however, that ERP may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against ERP, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     SECTION 1.11 Taking of Necessary Action; Further Action. Each of ERP, Acquisition, Newco and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Acquisition, the officers and directors of the Company and Acquisition immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                    ARTICLE 2
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to ERP and Newco that, except as set forth in the written letter of even date herewith signed by the Chairman of the Board or the President of the Company, in his capacity as such, and delivered on or prior to the date hereof by the Company to ERP (the "Company Disclosure Letter"):

     SECTION 2.1 Organization, Standing And Power of Company. The Company is a corporation duly organized and validly existing under the laws of Ohio and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business as a corporation and is in good standing (or the local law equivalent) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of the Company and the Company Subsidiaries (as defined below) taken as a whole (a "Company Material Adverse Effect"). Schedule 2.1 of the Company Disclosure Letter sets forth each jurisdiction in which the Company is qualified or licensed to do business, as well as all assumed names under which the Company conducts business in such jurisdictions. The Company has previously delivered to ERP complete and correct copies of its Articles of Incorporation and Code of Regulations, in each case, as amended or supplemented to the date of this Agreement.

     SECTION 2.2 Company Subsidiaries . Except as otherwise provided in the Company Disclosure Letter:

          (a) Schedule 2.2 of the Company Disclosure Letter sets forth:

               (i) each subsidiary of the Company (each a "Company Subsidiary");

               (ii) the legal form of each Company Subsidiary, including the state or country of formation;

               (iii) the identity and ownership interest of each owner of such Company Subsidiary, including but not limited to the amount of securities of such Company Subsidiary owned by such owner;

               (iv) each jurisdiction in which each Company Subsidiary is qualified or licensed to do business; and

               (v) each assumed name under which each Company Subsidiary conducts business in any jurisdiction.

As used in this Agreement, "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns a majority of any of the capital stock or other equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity. As used herein, "Person" or "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or any other legal entity.

     (b) All the outstanding shares of capital stock of each Company Subsidiary that is a corporation have been validly issued and are (A) fully paid and nonassessable, (B) owned by the Company or by another Company Subsidiary, and
(C) owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") other than restrictions on transfer imposed by federal or state securities laws or regulations, and all equity interests in each Company Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary are owned free and clear of all Liens other than restrictions on transfer imposed by federal or state securities laws and regulations and by the operating agreement of any such Company Subsidiary that is a limited liability company. Each Company Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Company Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Company Subsidiary is duly qualified or licensed to do business and, with respect to each Company Subsidiary that is a corporation, is in good standing (or the local law equivalent) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Company Material Adverse Effect. True and correct copies of the Articles of Incorporation, Codes of Regulations, Bylaws, partnership agreements, joint venture and operating agreements or similar organizational documents of each Company Subsidiary, as amended to the date of this Agreement, have been previously delivered to ERP.

     SECTION 2.3 Capital Structure.

     (a) As of the date hereof, the authorized shares of capital stock of the Company consist of (i) 15,000,000 shares of Common Stock (which includes all restricted stock) of which 4,803,198 are issued and outstanding and (ii) 100,000 shares of preferred stock, none of which are issued and outstanding. As of the date hereof, 677,638 shares of Common Stock were reserved for issuance but not issued under the Company Stock Option Plans. On the date hereof, except as set forth in this Section 2.3 or Schedule 2.3 of the Company Disclosure Letter, no Common Stock or other voting securities of the Company were issued, reserved for issuance or outstanding.

     (b) Set forth in Schedule 2.3 of the Company Disclosure Letter is a true and complete list as of the date hereof of each outstanding incentive or nonqualified stock option outstanding under the Company Stock Option Plans and a total thereof, all agreements to issue shares of Restricted Stock and the amount and terms of all outstanding shares of restricted stock issued by the Company.

     (c) All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to, and were not issued in violation of, any preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company, or assets of any other entities exchangeable into Common Stock having the right to vote on any matters on which shareholders of the Company may vote.

     (d) Except as set forth in this Section 2.3 or in Schedule 2.3 of the Company Disclosure Letter, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which such entity is bound, obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

     (e) Except as set forth in Schedule 2.3 of the Company Disclosure Letter, all dividends or distributions on Common Stock which have been authorized or declared prior to the date of this Agreement have been paid in full.

     2.4 SECTION Other Interests . Except as set forth in Schedule 2.2 or 2.4 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business trust or entity (other than investments in short-term investment securities). With respect to such interests, the Company and each such Company

Subsidiary  owns such interests free and clear of all Liens,  pledges,  security interests, claims, options or other encumbrances. With respect to such interests, neither the Company nor any of the Company Subsidiaries is in breach in any material respect of any provision of any agreement, document or contract governing its rights in or to the interests owned or held by it, all of which agreements, documents and contracts are (a) set forth on the Company Disclosure Letter, (b) unmodified except as described therein and (c) in full force and effect. To the Knowledge of Company (as defined in Section 2.23), the other parties to such agreements, documents or contracts are not in any material breach of any of their respective obligations under such agreements, documents or contracts.

     2.5 SECTION Authority; Noncontravention; Consents .

     (a) The Company has the requisite power and authority to enter into this Agreement and, subject to the affirmative vote of holders of at least a majority of the outstanding Common Stock entitled to vote thereon to approve the Merger (the "Company Shareholder Approval"), to consummate the transactions contemplated by this Agreement to which the Company is a party. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Company or any Company Subsidiary, including the Special Committee of the Company's Board, subject to the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     (b) Except as set forth in Schedule 2.5 of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated by this Agreement by the Company and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, (i) the Articles of Incorporation or Code of Regulations, in each case as amended or supplemented to the date of this Agreement, of the Company or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Company Subsidiary, in each case as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license to which the Company or any Company Subsidiary is a party or their respective properties or assets are bound or
(iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to the Company or any Company Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have a Company

Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 2.5 of the Company Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of (x) materials relating to the transactions contemplated by this Agreement including, but not limited to the Proxy Statement and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the acceptance for record of the Certificate of Merger by the Ohio Secretary of State and post-closing filings of the said Certificate of Merger or other documents with the secretaries of state of other jurisdictions in which the Company is qualified to do business as a foreign corporation, (iii) the pre-merger notification of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"); and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 2.5 of the Company Disclosure Letter or (B) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent the Company or any Company Subsidiary from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 2.6 SEC Documents; Financial Statements; Undisclosed Liabilities . The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since February 7, 1996 through the date hereof (the "Company SEC Documents"). Schedule 2.6 of the Company Disclosure Letter contains a complete list (without exhibits) of all Company SEC Documents filed by Company with the SEC since February 7, 1996 and on or prior to the date of this Agreement. All of the Company SEC Documents (other than preliminary material), as of their respective filing dates, or as of the date of the last amendment thereof (if amended after filing), complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Company SEC Documents. None of the Company SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Company SEC Documents filed on a non- confidential basis prior to the date of this Agreement. The consolidated financial statements of the Company included in the Company SEC Documents (which, solely for purposes of this sentence, shall be deemed to include the Company's annual report on Form 10-K for the fiscal year ended February 29, 2000, as of the date filed with the SEC) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP")

(except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC in all material respects, the consolidated financial position of the Company and the consolidated Company Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act). Schedule
2.6 of the Company Disclosure Letter sets forth all Company Subsidiaries which are not consolidated for accounting purposes as of the date hereof. Except for liabilities and obligations set forth in the Company SEC Documents or in
Schedule 2.6 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company or in the notes thereto and which, individually or in the aggregate, would have a Company Material Adverse Effect, after taking into account any assets acquired or services provided in connection with the incurrence of such liabilities or obligations.

     SECTION 2.7 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents, Schedule 2.7 of the Company Disclosure Letter or
Schedule 2.7A of the written letter dated May __, 2000, signed by the Chairman of the Board or the President of the Company, in his capacity as such, and previously delivered by the Company to ERP (the "Supplemental Disclosure
Letter"), since the date of the most recent audited financial statements included in the Company SEC Documents (the "Company Financial Statement Date") the Company and the Company Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any material adverse change in the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole (a
"Company Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Company Material Adverse Change, (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Common Stock, (c) any split, combination or reclassification of any Common Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its beneficial interest or any issuance of an ownership interest in, any Company Subsidiary except as contemplated by this Agreement, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have caused or created a Company Material Adverse Effect, (e) any change made prior to the date of this Agreement in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Company SEC Documents or required by a change in GAAP, or (f) any amendment of any employment, consulting, severance, retention or any other agreement between the Company and any officer or director of the Company.

     SECTION 2.8  Litigation.  Except as disclosed in the Company SEC Documents,
Schedule 2.8 or Schedule 2.9 of the Company Disclosure Letter, Schedule 2.8A of the Supplemental Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of the Company and the Company Subsidiaries (a) which are covered by adequate insurance or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have a Company Material Adverse Effect or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary having, or which could reasonably be expected to have, any such effect. Notwithstanding the foregoing, (y)
Schedule 2.8 of the Company Disclosure Letter sets forth each and every uninsured claim that the Company has Knowledge of involving a potential dollar cost to the Company in excess of $50,000 and each and every equal employment opportunity claim, claim relating to sexual harassment and/or discrimination and claim threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim and (z) no claim is pending or has been made since February 7, 1996 under any directors' or officers' liability insurance policy maintained at any time by the Company or any of the Company Subsidiaries.

     SECTION 2.9 Properties.

     (a) Schedule 2.9 of the Company Disclosure Letter identifies all real property owned by the Company and the Company Subsidiaries (the "Company Properties"). Except as provided in Schedule 2.9 of the Company Disclosure Letter, the Company and the Company Subsidiaries set forth on Schedule 2.2 of the Company Disclosure Letter owns fee simple title to their respective Company Properties. Except as set forth on Schedule 2.9, all such properties are owned in each case free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title securing monetary obligations ("Encumbrances"). Except as set forth in
Schedule 2.2, Schedule 2.9 or Schedule 2.18 of the Company Disclosure Letter, no other Person has any ownership interest in any of the Company Properties, and any such ownership interest so scheduled does not materially detract from the value of, or materially interfere with the present use of, any of the Company Properties subject thereto or affected thereby. The Company Properties owned by the Company are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") or other Encumbrances, except for (i) Encumbrances and Property Restrictions set forth in the Company Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of any Company Property, (iii) Encumbrances and Property Restrictions of record, which Encumbrances and Property Restrictions, in any event, do not materially detract from the value of, or materially interfere with the present use of, any of the Company Properties subject thereto or affected thereby, (iv) real estate taxes and assessments which constitute a lien but are not yet due and payable and (v) mechanics', carriers', workmen's, repairmen's liens, other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the Company Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by the Company and the Company Subsidiaries.

     (b) Schedule 2.9 of the Company Disclosure Letter also identifies all real property leased by the Company and the Company Subsidiaries and used as showrooms, warehouses or office space (the "Company Leased Properties"). Except as set forth in Schedule 2.9, all such properties are leased pursuant to leases that are in full force and effect on the date of this Agreement, with the Company and the Company Subsidiaries not being in default under such leases and with the lessors thereof, to the Knowledge of the Company, also not being in default thereunder. The Company Leased Properties are not, to the Knowledge of the Company, subject to any Property Restrictions or other Encumbrances, except for (i) Encumbrances and Property Restrictions set forth in the Company Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of any Company Leased Property, (iii) Encumbrances and Property Restrictions of record, which Encumbrances and Property Restrictions, in any event, do not materially detract from the value of, or materially interfere with the present use of, any of the Company Leased Properties subject thereto or affected thereby, (iv) real estate taxes and assessments which constitute a lien but are not yet due and payable and (v) mechanics', carriers', workmen's, repairmen's liens, other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the Company Leased Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by the Company Subsidiaries.

     (c) Except as provided in Schedule 2.9 of the Company Disclosure Letter, the Company has no Knowledge that, any certificate, permit or license from any governmental authority having jurisdiction over any of the Company Properties owned by the Company or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties owned by the Company or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Company Properties owned by the Company has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same; of any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement materially and adversely affecting any of the Company Properties owned by the Company issued by any governmental authority; of any material structural defects relating to any Company Property owned by the Company which costs more than $50,000 to repair; of any Company

Property owned by the Company whose building systems are not in working order in any material respect and costs more than $50,000 to repair; of any physical damage to any Company Property owned by the Company in excess of $50,000 for which there is no insurance in effect covering the cost of the restoration; of any current renovation or uninsured restoration underway to any Company Property owned by the Company the cost of which exceeds $50,000; or of items referred to in Section 2.9(c)(iii)-2.9(c)(iv) which aggregate for the Company and the Company Subsidiaries more than $250,000.

     (d) Except as set forth in Schedule 2.9 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has received any written notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated in any material respect for any property by the continued maintenance, operation or use of any buildings or other improvements on any of the Company Properties or by the continued maintenance, operation or use of the parking areas.

     (e) Schedule 2.9 of the Company Disclosure Letter contains a printout which is accurate in all material respects as of January 11, 2000 of all apartment units leased or otherwise occupied by the Company, and the Company Subsidiaries and used in the Company's corporate housing business activities (the "Corporate Housing Units"), which computer printout is true and correct in all material respects as of January 11, 2000. Except as set forth on Schedule 2.9, all such Corporate Housing Units are leased pursuant to leases that are in full force and effect as of January 11, 2000, with the Company and the Company Subsidiaries not being in default under any material number of such leases, taking the Corporate Housing Units as a whole (except insofar as such leases may have been acquired by the Company and the Company Subsidiaries without compliance with consent to assignment provisions included in the leases), and with the lessors thereof, to the Knowledge of the Company, also not being in default under any material number of such leases, taking the Corporate Housing Units as a whole.

     (f) The Company and each of the Company Subsidiaries have good and sufficient title to all their personal and non-real properties and assets reflected in their books and records as being owned by them (including those reflected in the consolidated balance sheet of the Company as of August 31, 1999, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all liens and encumbrances, except such Encumbrances reflected on Schedule 2.9 or Schedule 2.18 of the Company Disclosure Letter or on the consolidated balance sheet of Company as of August 31, 1999, and the notes thereto, and except for liens for current taxes not yet due and payable, and Liens or Encumbrances which are normal to the business of the Company and the Company Subsidiaries and are not, in the aggregate, material in relation to the assets of Company on a consolidated basis and except also for such imperfections of title, easement and encumbrances, if any, as do not materially interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair the consolidated business operations of the Company. (g)ab Except as set forth in Schedule 2.9 of the Company Disclosure Letter, no Company Property owned by the Company is currently under development or subject to any agreement with respect to development, and neither the Company nor any Company Subsidiary shall enter into any such agreements between the date hereof and the Effective Time without the prior written approval of ERP.

     2.10 SECTION Environmental Matters . The Company has delivered to ERP a true and complete copy of the environmental reports by third-party consulting firms listed on Schedule 2.10 of the Company Disclosure Letter (the "Company Environmental Reports"). To the Company's Knowledge, the Company Environmental Reports constitute all final environmental reports (including, without limitation, all final versions of environmental investigations and testing or laboratory analysis made by or on behalf of the Company or any of the Company Subsidiaries) with respect to the Company Properties owned by the Company in the possession of the Company or any Company Subsidiary. With respect to each
Company Property owned by the Company, except for any condition that individually or in the aggregate would not be reasonably likely to have a Company Material Adverse Effect, (a) no Hazardous Substances (as defined below) have been used, stored, manufactured, treated, processed or transported to or from any such Company Property owned by the Company except as necessary to the conduct of business and in compliance with Environmental Laws (as defined below); (b) no unlawful spills, releases, discharges or disposals of Hazardous Substances have occurred or are presently occurring on or from such Company Property owned by the Company; (c) such Company Property owned by the Company and the business conducted thereon are not in violation of Environmental Laws; and (d) the Company and the Company Subsidiaries have not received and do not reasonably expect to receive any notice of potential responsibility, letter of inquiry or notice of alleged liability under any Environmental Law from any Person regarding such Company Property or the business conducted thereon, provided, however, that with respect to any Company Property covered by an Environmental Report, the representation contained in this Section 2.10 covers only that period following the date of such Environmental Report. For the purposes of this Section 2.10 only, "Company Properties" shall be deemed to include all property formerly owned by the Company or the Company Subsidiaries; solely, however, as to the period of time when such property was so owned by the Company or the Company Subsidiaries.

     "Environmental Laws" shall mean any applicable statute, code, enactment, ordinance, rule, regulation, permit, consent, approval, authorization, judgment, order, common law rule (including without limitation the common law respecting nuisance and tortious liability), decree, injunction, or other requirement having the force and effect of law, whether local, county, state, territorial or national, at the date of this Agreement or at any prior time in force or effect relating to:

          (a) emissions, discharges, spills, releases or threatened releases of Hazardous Substances into ambient air, surface water, groundwater, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land;

          (b) the use, treatment, storage, disposal, handling, manufacturing, transportation or shipment of Hazardous Substances;

          (c) the regulation of storage tanks; or

          (d) otherwise relating to pollution or the protection the environment.

     "Hazardous Substances" shall mean all substances, wastes, pollutants, contaminants and materials regulated or defined or designated as hazardous, extremely or imminently hazardous, dangerous, or toxic pursuant to any law, by any local, county, state, territorial or federal governmental authority, or with respect to which such a governmental authority otherwise requires environmental investigation, monitoring, reporting, or remediation; including, but not limited to,

          (a) all substances, wastes, pollutants, contaminants and materials regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous or toxic, under the following federal statutes and their state counterparts, as well as their statutes' implementing regulations: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. section 9601 et. seq., the Resource Conservation and Recovery Act, 42 U.S.C. section 6901 et. seq., the Toxic Substances Control Act, 15 U.S.C. section 2601 et. seq., the Clean Water Act, 33 U.S.C. section 1251 et. seq., the Clean Air Act, 42 U.S.C. section 7401 et. seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C.
     section 11011 et. seq., the Safe Drinking Water Act, 33 U.S.C. section 300f et. seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.
     section 136 et. seq., and the Hazardous Materials Transportation Act, 49 U.S.C. section 1501 et. seq.;

          (b) petroleum and petroleum products including crude oil and any fractions thereof;

          (c) natural gas, synthetic gas, and any mixtures thereof; and

          (d)  radon,  radioactive  substances,   asbestos,  urea  formaldehyde,
     polychlorinated biphenyls and electromagnetic field radiation.

     SECTION 2.11 Related Party Transactions. Set forth in Schedule 2.11 of the Company Disclosure Letter is a list of all arrangements, agreements and contracts entered into by the Company or any of the Company Subsidiaries under which continuing obligations exist with (a) any consultant (other than a consultant entitled to receive less than $10,000 annually from the Company or any Company Subsidiary, provided, however, that if the total amount owed to consultants by the Company and the Company Subsidiaries exceeds $100,000 annually, all such agreements shall be set forth in Schedule 2.11), (b) any person who is an officer, director or Affiliate (as defined below) of the Company or any of the Company Subsidiaries, any member of the "immediate family"

(as such term is defined in Item 404 of Regulation S-K promulgated under the Securities Act) of any of the foregoing or any entity of which any of the foregoing is an Affiliate or (c) any person who acquired Common Stock in a private placement within three years preceding the date hereof, except those of a type available to the Company employees generally. To the extent in writing, such documents, copies of all of which have previously been delivered or made available to ERP, are listed in Schedule 2.11 of the Company Disclosure Letter. As used in this Agreement, the term "Affiliate" shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act.

     SECTION 2.12 Employee Benefits . As used herein, the term "Company Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, stock loan, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, arrangement, policy or commitment (including, without limitation, any pension plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder ("ERISA") ("Pension Plan"), and any welfare plan as defined in
Section 3(1) of ERISA ("Welfare Plan")), whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by the Company or Company Subsidiaries (each a "Controlled Group Member") and covering any Controlled Group Member's active or former employees (or their beneficiaries), (ii) to which any Controlled Group Member is a party or by which any Controlled Group Member (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any current Controlled Group Member may otherwise have any material liability (whether or not such Controlled Group Member still maintains such Company Employee Plan). Each Company Employee Plan is listed on Schedule 2.12. With respect to the Company Employee Plans:

     (a) Except as disclosed in the Company SEC Documents or in Schedule 2.12 of the Company Disclosure Letter, no Controlled Group Member has any continuing liability under any Welfare Plan which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by section 4980B of the Code or Section 601 (et seq.) of ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant.

     (b) Each Company Employee Plan complies in all material respects with the applicable requirements of ERISA and any other applicable law governing such Company Employee Plan, and each Company Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Pension Plan which is intended to be qualified is qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service (the "IRS") stating that such Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Plan is tax exempt under Section 501(a) of the Code and no event has occurred which would be likely to jeopardize the qualified status of any such plan or the tax exempt status of any such trust under

Sections 401(a) and Section 501(a) of the Code, respectively. No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any person or governmental entity have been filed or are pending, the Company has received no notice of such a lawsuit, claim or complaint and, to the Knowledge of the Company, there is no fact or contemplated event which would be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Company Employee Plan. Without limiting the foregoing, except as disclosed on Schedule 2.12 of the Company Disclosure Letter, the following are true with respect to each Company Employee Plan:

          (i) except for those not yet required to be filed or distributed, all Controlled Group Members have filed or caused to be filed every material return, report, statement, notice, declaration and other document required by any law or governmental agency, federal, state and local (including, without limitation, the IRS and the United States Department of Labor) with respect to each such Company Employee Plan, each of such filings has been complete and accurate in all material respects and no Controlled Group Member has incurred any material liability in connection with such filings;

          (ii) except for those not yet required to be filed or distributed, all Controlled Group Members have delivered or caused to be delivered to every participant, beneficiary and other party entitled to such material, all material plan descriptions, returns, reports, schedules, notices, statements and similar materials, including, without limitation, summary plan descriptions and summary annual reports, as are required under Title I of ERISA, the Code, or both, and no Controlled Group Member has incurred any material liability in connection with such deliveries;

          (iii) all contributions and payments with respect to the Company Employee Plans that are required to be made by a Controlled Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code;

          (iv) with respect to each such Company Employee Plan, to the extent applicable, the Company has delivered to ERP true and complete copies of
     (A) current plan documents, or any and all other documents that establish the existence of the current plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent determination letter, if any, received from the IRS, (C) the three most recent Form 5500 Annual Report (and all schedules and reports relating thereto) and actuarial reports and (D) all related trust agreements, insurance contract or other funding agreements that implement each such Company Employee Plan.

     (c) With respect to each Company Employee Plan, there has not occurred, and no person or entity is contractually bound to enter into, any "prohibited transaction" within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or
Section 408 of ERISA.

     (d) Except as disclosed in Schedule 2.12, no Controlled Group Member has maintained or been obligated to contribute to any Company Employee Plan subject to Code Section 412 or Title IV of ERISA. With respect to each Company Employee Plan set forth on Schedule 2.12A, the Company represents that each such Company Employee Plan has been completely terminated in accordance with all Code and ERISA requirements for a "standard termination" (as defined in 4041(b) of ERISA), as applicable on the termination date.

     (e) Except as set forth in Schedule 2.12 of the Company Disclosure Letter, with respect to each pension plan maintained by any Controlled Group Member, such Plans provide the Plan Sponsor the authority to amend or terminate the plan at any time, subject to applicable requirements of ERISA and the Code.

     SECTION 2.13  Employee  Matters . Schedule  2.13 of the Company  Disclosure
Letter lists the employee handbooks of the Company and each of the Company Subsidiaries currently in effect. A copy of each such employee handbook has previously been made available to ERP. Except as set forth in Schedule 2.13 of the Company Disclosure Letter, such handbooks fairly and accurately summarize all material employee policies, vacation policies and payroll practices of the Company and the Company Subsidiaries. Neither the Company nor any of the Company Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or other labor organization, nor has the Company or any of the Company Subsidiaries agreed that any unit of their employees is appropriate for collective bargaining. No union or other labor organization has been certified as bargaining representative for any of the Company's employees. To the Knowledge of the Company there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of the Company Subsidiaries.

     SECTION 21.14 Taxes.

          (a) Tax Returns. For all tax years ending on or after February 28, 1995, the Company and each of the Company Subsidiaries has been or will be included in the Affiliated Group (as defined below) and, to the extent eligible to do so, has been or will be included in the consolidated federal income tax returns (and any analogous combined, consolidated or unitary group defined and required under state, local, or foreign income Tax law) of the Company (the "Consolidated Group"). The Company and each of the Company Subsidiaries has filed separate, consolidated or combined tax returns, as appropriate, under state, local, or foreign income tax law as required. Except as set forth on Schedule 2.14(a), all Tax Returns for tax years ending on or after February 28, 1995, required to have been filed on or prior to the date hereof or the Closing Date by the Consolidated Group, the Company or any Company Subsidiary have been filed on or prior to the due date for such Tax Return and such Tax Returns are true and correct in all material respects. In particular, the foregoing Tax Returns are not subject to penalties under Section 6662 of the Code, relating to accuracy-related penalties (or any corresponding provision of the state, local or foreign Tax law) or any predecessor provision of law. Except as set forth on Schedule 2.14(a), an extension of time within which to file any Tax Return that has not been filed has not been requested or granted. As used in this Agreement, the term "Affiliated Group" shall mean an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which the Company is or has been a member.

          (b) Payment of Taxes. With respect to all amounts of Taxes imposed on the Consolidated Group, the Company, any Company Subsidiary or for which the Consolidated Group, the Company or any Company Subsidiary is or could be liable, whether to taxing authorities or to other persons or entities (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable Tax laws and agreements have been fully complied with except where the failure to comply would not have a Material Adverse Effect on the Company and all such amounts required to be paid by the Consolidated Group, the Company or any Company Subsidiary to taxing authorities or others on or before the Closing Date have been paid, or have been accrued for or fully reserved against on the Financial Statements.

          (c) Audit History. Except as set forth on Schedule 2.14(c), all federal income tax returns of the Consolidated Group for taxable years ended prior to the date hereof, that have been examined by the Internal Revenue Service and any deficiencies or assessments, including interest and penalties thereon, claimed or made as a result of those examinations have been paid or are fully reserved against on the Financial Statements. Except as set forth on Schedule 2.14(c), no issues have been raised or, to the Knowledge of the Company or any of the Company Subsidiaries, are currently pending by any taxing authority in connection with any of the Tax Returns of the Consolidated Group or the Company or any of the Company Subsidiaries. Except as set forth on Schedule 2.14(c), to the Knowledge of the Company, no issue has been raised by any taxing authority in any audit of the Company or any member of the Consolidated Group that, if raised with respect to any other period not so audited, could be expected to result in a proposed deficiency for any period so audited. Except as set forth on
     Schedule 2.14(c), no waivers of statutes of limitation with respect to the Tax Returns have been given by or requested from the Consolidated Group, any members of the Consolidated Group, the Company or any Affiliates of such parties. Schedule 2.14(c) sets forth, with respect to the taxable years of the Consolidated Group, any members of the Consolidated Group, the Company and any of the Company Subsidiaries, those years for which examinations have not been initiated, and those years for which required Tax Returns have not yet been filed. Except to the extent shown on Schedule 2.14(c), all deficiencies asserted or assessments made as a result of any examinations have been fully paid.

          (d) Liens. There are no liens for Taxes (other than for current Taxes not yet due and payable) on any of the assets of the Company or any of the Company Subsidiaries.

          (e) Tax-Sharing or Allocation Agreements. Any Tax-indemnity, Tax-sharing, Tax allocation or similar agreements of the Company or any of the Company Subsidiaries and any liability or obligation of the Company or any of the Company Subsidiaries under such agreements will terminate as of the Closing Date and be of no further force or effect. All such agreements to which the Company or any of the Company Subsidiaries is a party and are now in effect are listed on Schedule 2.14(e). Any payments pursuant to such agreements that were not reflected in the Financial Statements, are disclosed on Schedule 2.14(e).

          (f) Prior Affiliated Groups. Except as set forth on Schedule 2.14(f), and except for the Consolidated Group, neither the Company nor any of the Company Subsidiaries has ever been a member of an Affiliated Group of corporations.

          (g) Tax  Elections and Methods of  Accounting.  Except as set forth on
     Schedule 2.14(c), after the date hereof, no election with respect to Taxes of the Company will be made without the written consent of ERP which consent will not be unreasonably withheld and, except as required by law, no method of accounting of the Company will be changed without the written consent of ERP, which consent will not be unreasonably withheld.

          (h) Certain Consents and Elections. (i) Neither the Company nor any Affiliated Group in which the Company is or was a member has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local, or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local, or foreign income Tax law) apply to any disposition of any asset owned by the Company or any of the Company Subsidiaries; (ii) none of the assets of the Company or any of the Company Subsidiaries is property that is required to be treated as being owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code; (iii) to the Knowledge of the
     Company, none of the assets of the Company or any of the Company Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code; (iv) the Company or any of the Company Subsidiaries has not made a deemed dividend election under Regulations Section 1.1502-32(f)(2) and has not made and will not make a consent dividend election under Section 565 of the Code; (v) the Company or any of the Company Subsidiaries has not agreed to make nor is it required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; and (vi) the Company or any of the Company Subsidiaries has not been a member of an Affiliated Group that has filed an election to discontinue filing consolidated returns pursuant to Revenue Procedure 91-11.

          (i) Parachute Payment. Neither the Company nor any Company Subsidiary is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G or 4999 of the Code and the consummation of the transactions contemplated by this Agreement will not result in any excise tax withholding.

          (j) No Withholding. The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other tax withholding provision of U.S. federal, state, local or foreign law.

          (k) Existing Partnerships. Except as set forth on Schedule 2.14(k), neither the Company nor any Company Subsidiary is a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

          (l) Copies of Tax Returns. The Company has true, correct and complete copies of all income Tax Returns filed by the Company and each of the Company Subsidiaries including copies of any Tax Returns filed by the Consolidated Group as listed on Schedule 2.14(l).

          (m) Deferred Income. As a result of the transactions contemplated under this Agreement, the Company will not recognize any deferred income under federal consolidated return regulations (or similar provisions, if any, of state, local or foreign Tax laws), including, but not limited to, the deferred intercompany transaction provisions of such federal consolidated return regulations (or similar provisions, if any, of state, local or foreign tax laws).

          (n) Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

               (i) The term "Tax" shall mean any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, surplus lines, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect to the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included or required to be included in any Tax Return relating thereto);

               (ii) The terms "Tax Return(s)" shall means returns, declarations, reports, claims for refund, information returns or other documents
          (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of the Consolidated Group, any members of the Consolidated Group, the Company, any Company Subsidiary or any Affiliates of such parties or the administration of any laws, regulations or administrative requirements relating to any Taxes; and

               (iii) The term "Code" shall mean the Internal Revenue Code of 1986, as amended, and all citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereof.

     SECTION 2.15 No Payments to Employees, Officers, Trustees or Directors. Set forth in Schedule 2.3 and Schedule 2.15 of the Company Disclosure Letter is a true and complete list of all cash and non-cash payments, rights to property or other contract rights which may become payable, accelerated or vested to or in each current or former employee, officer or director of the Company or any Company Subsidiary as a result of the Merger. Except as described in Schedule 2.3, Schedule 2.7 or Schedule 2.15 of the Company Disclosure Letter, or as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement, with respect to any current or former employee, officer, trustee or director of the Company or any Company Subsidiary.

     SECTION 2.16 Brokers; Schedule of Fees And Expenses. Except as disclosed in
Schedule 2.16 of the Company Disclosure Letter, no broker, investment banker, financial advisor or other person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

     A true and correct copy of all engagement letters executed by parties disclosed on Schedule 2.16 of the Company Disclosure Letter have been delivered to ERP prior to the date of this Agreement.

     SECTION 2.17 Compliance With Laws . Except as disclosed in the Company SEC Documents or in Schedule 2.6 or Schedule 2.17 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties, operations or the Merger, except to the extent that such violation or failure would not have a Company Material Adverse Effect.

     SECTION 2.18 Contracts; Debt Instruments .

     (a) To the Knowledge of the Company, except as disclosed in the Company SEC Documents or in Schedule 2.18 of the Company Disclosure Letter, there is no contract or agreement that purports to limit in any material respect the names under or the geographic location in which the Company or any Company Subsidiary may conduct its business.

     (b) Neither the Company nor any Company Subsidiary has received a written notice that the Company or any Company Subsidiary is in violation of or in default under (nor to the Knowledge of the Company does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in Schedule 2.18 of the Company Disclosure Letter, nor to the Knowledge of the Company does such a violation or default exist, except as set forth in Schedule 2.18 of the Company Disclosure Letter, or to the extent that such violation or default, individually or in the aggregate, would not have a Company Material Adverse Effect.

          (c) (i)Except for any of the following expressly identified in Company SEC Documents, Schedule 2.18 of the Company Disclosure Letter sets forth a list of each loan or credit agreement, note, bond, mortgage, indenture and any other agreement and instrument pursuant to which any Indebtedness of the Company or any Company Subsidiary is outstanding or may be incurred (collectively, the "Debt Documents"), as well as, with respect to the Indebtedness evidenced by each Debt Document as of December 31, 1999, the outstanding principal balance, the maturity date, the applicable interest rate (including the method or formula for calculating any interest that is not a fixed percentage of the principal balance) and the amount of or the method or formula for calculating any Equity Participation (as defined herein). For purposes of this Section 2.18, "Indebtedness" shall mean (1) indebtedness for borrowed money, whether secured or unsecured, (2) obligations under conditional sale or other title retention agreements relating to property purchased by such person, (3) capitalized lease obligations, (4) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), (5) obligations to pay any equity kicker or other participation in the operating cash flow, gross revenue or other income from the real property or other asset of the Company or any Company Subsidiary or in the gross, net or excess sale, financing, refinancing or other capital proceeds from any such property or other asset (whether or not in connection with any other Indebtedness)(each an "Equity Participation") and (6) guarantees of any such indebtedness of any other person.

               (ii) The Company hereby represents and warrants that the Merger will not cause a default or event of default under any item of Indebtedness, except as set forth in Schedule 2.18 of the Company Disclosure Letter, and will not require the consent of or requirement to obtain the approval or confirmation as to any matter from the holder of any such Indebtedness or any other person. For purposes of this Section 2.18, "default" and/or "event of default" shall mean that, immediately or after the giving of notice or the passage of time (or both), such Indebtedness will not, either automatically or upon the exercise of any right or option of the holder of such Indebtedness or any other person, be accelerated or become due and payable in whole or in part as a result of the consummation of the transactions contemplated by this Agreement (including, without limitation, the Merger).

     (d) To the extent not set forth in response to the requirements of Section 2.18(c), Schedule 2.18 of the Company Disclosure Letter sets forth each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction to which the Company or any Company Subsidiary is a party or an obligor with respect thereto.

     (e) Except as set forth in Schedule 2.18 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is party to any agreement which would restrict any of them from prepaying any of their Indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of Indebtedness with respect to any of the Company Properties.

     (f) Schedule 2.18 of the Company Disclosure Letter lists all agreements entered into by the Company or any of the Company Subsidiaries providing for the sale of, or option to sell, any Company Properties owned by the Company or the purchase of, or option to purchase, any real estate which are currently in effect.

     (g) Except as set forth in Schedule 2.18 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has any continuing contractual liability (i) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by the Company or any Company Subsidiary, except for standard indemnification provisions entered into in the normal course of business, (ii) to pay any additional purchase price for any of the Company Properties owned by the Company, or (iii) to make any reprorations or adjustments to prorations that may previously have been made with respect to any property currently or formerly owned by the Company.

     (h) Except as set forth in Schedule 2.18 of the Company Disclosure Letter there are no material outstanding contractual obligations of the Company or any Company Subsidiary to make any investment in the form of a loan, capital contribution or otherwise in any Company Subsidiary or any other Person. A true and complete copy of each Note has previously been furnished to ERP.

     SECTION 2.19 Opinion of Financial Advisor . The Company has received the opinion of Friedman, Billings, Ramsey & Co., Inc. (the "Financial Advisor"), dated as of May 10, 2000, satisfactory to the Company, and a signed copy of which has been provided to ERP, to the effect that the consideration to be received by the holders of the Shares pursuant to the Merger is fair, from a financial point of view, to such holders.

     SECTION 2.20 Investment Company Act of 1940. Neither the Company nor any of the Company Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     SECTION 2.21  Trademarks,  Patents And  Copyrights.  Except as set forth in
Schedule 2.21 of the Company Disclosure Letter, or to the extent the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) individually or in the aggregate would not have a Company Material Adverse Effect, the Company and each Company Subsidiary owns or possesses adequate licenses or other legal rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of the Company and the Company Subsidiaries as currently conducted and the Company has no Knowledge of any assertion or claim challenging the validity of any of the foregoing. Each of the Company's material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of the Company and the Company Subsidiaries as currently conducted is listed on Schedule 2.21 of the Company Disclosure Letter. The conduct of the business of the Company and the Company Subsidiaries as currently conducted does not and will not infringe in any way any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark, or copyright of any third party that, individually or in the aggregate, could have a Company Material Adverse Effect. To the Company's Knowledge, there are no infringements of any proprietary rights owned by or licensed by or to the Company or any Company Subsidiary that individually or in the aggregate could have a Company Material Adverse Effect.

     SECTION 2.22 Insurance. Except as set forth on Schedule 2.22 of the Company Disclosure Letter, each of the Company and the Company Subsidiaries are, and has been continuously since the later of February 7, 1996 or the date upon which Company acquired ownership of such Company Subsidiary, insured with insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Company and the Company Subsidiaries during such time period. Except as set forth on Schedule 2.22 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has received any written notice of cancellations or termination with respect to any material insurance policy of the Company or any Company Subsidiary. The insurance policies of the Company and each Company Subsidiary are valid and enforceable policies in all material respects. Each insurance policy of the Company and the Company Subsidiaries in effect on the date hereof and a summary of the terms of each such policy is listed on Schedule 2.22.

     SECTION 2.23 Definition of Knowledge of Company. As used in this Agreement, the phrase "to the Knowledge of Company" (or words of similar import) means the knowledge of those individuals identified in Schedule 2.23 of the Company Disclosure Letter.

     SECTION 2.24 Vote Required. Except for the Company Shareholder Approval, no other vote or consent by the equity holders of Company or any Company Subsidiary (whether by agreement, under applicable law or otherwise) is required to approve this Agreement and the transactions contemplated hereby, nor shall any such equity holders be entitled to dissenters' rights or other rights of appraisal in connection with the Company Shareholder Approvals or the consummation of the transactions contemplated by this Agreement, except as provided under Ohio Law.

     SECTION 2.25 Year 2000. Except as set forth in Schedule 2.25 of the Company's Disclosure Letter, the information set forth under the caption "Year 2000" in Company's quarterly report on Form 10-Q for the quarterly period ended August 31, 1999 is true and correct as of the date hereof.

     SECTION 2.26 Chapter 1704 of the Ohio Law Not Applicable. The Company Board has taken all actions so that the restrictions contained in Chapter 1704 of the Ohio Law applicable to a "business combination" (as defined in Chapter 1704) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     SECTION 2.27 Stock Issued in Connection with Acquisitions. Each offer, sale and issuance of Common Stock by the Company in connection with the acquisition of or merger with another company was effected through a transaction which was exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither the Company nor any authorized agent acting on the Company's behalf has taken any action since such offer, sale and issuance that would cause the loss of such exemption.

     SECTION 2.28 Contingent Earn-Outs. Except as listed in Schedule 2.28 of the Company Disclosure Letter, the Company is not a party to any agreement, contract or any other obligation pursuant to which the Company is or may be required to make payments based upon an "earn-out" or similar provision. The maximum amount payable by the Company pursuant to any "earn-out" agreements or similar provision is set forth in Schedule 2.28 of the Company Disclosure Letter.

                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF ERP

     ERP hereby represents and warrants to the Company that, except as set forth in the letter of even date herewith signed by the President or an Executive Vice President of ERP and delivered to the Company on or prior to the date hereof, by ERP (the "ERP Disclosure Letter"):

     SECTION 3.1 Organization, Good Standing and Power of ERP . ERP is a limited partnership duly organized and validly existing under the laws of Illinois and has the requisite limited partnership power and authority to carry on its business as now being conducted. ERP is duly qualified or licensed to do business as a foreign limited partnership and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of ERP and the subsidiaries of ERP ("ERP Subsidiaries") taken as a whole ("ERP Material Adverse Effect").

     SECTION 3.2 Authority; Noncontravention; Consents Relating to ERP .

     (a) ERP has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to which ERP is a party. The execution and delivery of this Agreement by ERP and the consummation by ERP of the transactions contemplated by this Agreement to which ERP is a party have been duly authorized by all necessary action on the part of ERP. This Agreement has been duly executed and delivered by ERP and constitutes a valid and binding obligation of ERP, enforceable against ERP in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     (b) Except as set forth in Schedule 3.2 to the ERP Disclosure Letter, the execution and delivery of this Agreement by ERP do not, and the consummation of the transactions contemplated by this Agreement by ERP and compliance by ERP with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of ERP or any ERP Subsidiary under, (i) ERP's Certificate of Limited Partnership or ERP's Fifth Amended and Restated Agreement of Limited Partnership, in each case as amended or supplemented to the date of this Agreement, or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any other ERP Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license to which ERP or any ERP Subsidiary is a party or their respective properties or assets are bound or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to ERP or any ERP Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have a ERP Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to ERP or any ERP Subsidiary in connection with the execution and delivery of this Agreement or the consummation by ERP of any of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the acceptance for record of the Certificate of Merger by the Ohio Secretary of State, (iii) such filings as may be required in connection with the payment of any transfer and gains taxes, (iv) the pre-merger notification of the HSR Act; and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.2 to the ERP Disclosure Letter, (B) as may be required under federal, state or local environmental laws or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent ERP from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a ERP Material Adverse Effect.

     SECTION 3.3 Brokers; Schedule of Fees And Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of ERP or any ERP Subsidiary.

     SECTION 3.4 State Takeover Statutes. ERP has taken all action necessary to exempt transactions between ERP and the Company and its Affiliates from the operation of any anti-takeover laws of any applicable jurisdiction designed to restrict ERP's ability to consummate the transaction contemplated by this Agreement.

     SECTION 3.5 Definition of Knowledge of ERP. As used in this Agreement, the phrase "to the Knowledge of ERP" or (or words of similar import) means the knowledge of those individuals identified in Schedule 3.5 to the ERP Disclosure Letter.

     SECTION 3.6 Proxy Statement. None of the information provided by ERP or Acquisition and/or by their auditors, attorneys, financial advisors or other consultants or advisors in writing specifically for use in the Proxy Statement shall, at the time filed with the SEC, at the time mailed to the Company's shareholders, at the time of the Company Shareholder Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     SECTION 3.7 Financing. At the Effective Time, Acquisition will have readily available all of the funds necessary for the acquisition of all shares of Company Common Stock pursuant to the Merger, and to perform its obligations under the Agreement of Merger and this Agreement.


                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF NEWCO

     Newco hereby represents and warrants to the Company that, except as set forth in the letter of even date herewith signed by the President or an Executive Vice President of Newco and delivered to the Company on or prior to the date hereof, by Newco (the "Newco Disclosure Letter"):

     SECTION 4.1 Organization, Good Standing and Power of Newco. Newco is a corporation duly organized and validly existing under the laws of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Newco is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Newco and the subsidiaries of Newco ("Newco Subsidiaries") taken as a whole ("Newco Material Adverse Effect").

     SECTION 4.2 Authority; Noncontravention; Consents Relating to Newco .

     (a) Newco has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to which Newco is a party. The execution and delivery of this Agreement by Newco and the consummation by Newco of the transactions contemplated by this Agreement to which Newco is a party have been duly authorized by all necessary action on the part of Newco. This Agreement has been duly executed and delivered by Newco and constitutes a valid and binding obligation of Newco, enforceable against Newco in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     (b) Except as set forth in Schedule 4.2 to the Newco Disclosure Letter, the execution and delivery of this Agreement by Newco do not, and the consummation of the transactions contemplated by this Agreement by Newco and compliance by Newco with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of

Newco or any Newco Subsidiary under, (i) Newco's Certificate of Incorporation or Newco's By-laws in each case as amended or supplemented to the date of this Agreement, or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any other Newco Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license to which Newco or any Newco Subsidiary is a party or their respective properties or assets are bound or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to Newco or any Newco Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have a Newco Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Newco or any Newco Subsidiary in connection with the execution and delivery of this Agreement or the consummation by Newco of any of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the acceptance for record of the Certificate of Merger by the Ohio Secretary of State, (iii) such filings as may be required in connection with the payment of any transfer and gains taxes, (iv) the pre-merger notification of the HSR Act; and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in
Schedule 4.2 to the Newco Disclosure Letter, (B) as may be required under federal, state or local environmental laws or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Newco from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Newco Material Adverse Effect.

     SECTION 4.3 Organization, Good Standing and Power of Acquisition. Acquisition will on the Effective Date be a corporation duly incorporated and validly existing under the laws of Ohio and will have the requisite corporate power and authority to carry out the transactions contemplated by the Agreement of Merger and hereby.

     SECTION 4.4 Authority; Noncontravention; Consents Relating to Acquisition.

     (a) The consummation by Acquisition of the transactions contemplated by the Agreement of Merger and hereby to which Acquisition will be a party will, as of the Effective Time, have been duly authorized by all necessary action on the part of Acquisition and will constitute a valid and binding obligation of Acquisition, enforceable against Acquisition in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     (b) Except as set forth in Schedule 4.4 to the Newco Disclosure Letter, the consummation of the transactions contemplated by the Agreement of Merger and this Agreement by Acquisition and compliance by Acquisition with the provisions of the Agreement of Merger and this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Acquisition or under, (i) Acquisition's Articles of Incorporation or Code of Regulations, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license to which Acquisition is a party or its properties or assets may be bound or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to Acquisition or its properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that would prevent the consummation of the transactions contemplated by the Agreement of Merger or this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Acquisition in connection with the execution and delivery of this Agreement or the consummation by Acquisition of any of the transactions contemplated by this Agreement, except for (i) the acceptance for record of the Certificate of Merger by the Ohio Secretary of State, (ii) the pre-merger notification of the HSR Act; and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in
Schedule 4.4 to the Newco Disclosure Letter, (B) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by the Agreement of Merger or this Agreement or otherwise prevent Acquisition from performing its obligations under this Agreement in any material respect.

     SECTION 4.5 Brokers; Schedule of Fees And Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Newco or any Newco Subsidiary.

     SECTION 4.6 State Takeover Statutes. Newco has taken all action necessary to exempt transactions between Newco and the Company and its Affiliates from the operation of any anti-takeover laws of any applicable jurisdiction designed to restrict Newco's ability to consummate the transaction contemplated by this Agreement.

     SECTION 4.7 Definition of Knowledge of Newco. As used in this Agreement, the phrase "to the Knowledge of Newco" or (or words of similar import) means the knowledge of those individuals identified in Schedule 4.7 to the Newco Disclosure Letter.

SECTION 4.8 Proxy Statement. None of the information provided by Newco or Acquisition and/or by their auditors, attorneys, financial advisors or other consultants or advisors in writing specifically for use in the Proxy Statement shall, at the time filed with the SEC, at the time mailed to the Company's shareholders, at the time of the Company Shareholder Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                    ARTICLE 5
                                   COVENANTS

     SECTION 5.1 Acquisition Proposals . Prior to the Effective Time, the Company agrees that:

     (a) neither it nor any of the Company Subsidiaries shall initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the assets or any equity securities of the Company or any of the Company Subsidiaries, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

     (b) it will use its best efforts not to permit any of its officers, employees, agents or financial advisors to engage in any of the activities described in Section 5.1(a);

     (c) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to in Section 5.1(b) of the obligations undertaken in this Section 5.1; and

     (d) it will notify ERP immediately if the Company receives any such inquiries or proposals, or any requests for such information, or if any such negotiations or discussions are sought to be initiated or continued with it;

provided, however, that nothing contained in this Section 5.1 shall prohibit the Company Board from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that (A) the Company Board determines in good faith that failure to do so would create a reasonable probability of a breach of its duties to shareholders imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company provides written notice to ERP to the effect that it is furnishing information to, or entering into discussions with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which the Company determined in good faith was required to be executed in order for the Company Board to comply with its duties to shareholders imposed by law), the Company keeps ERP informed of the status (not the terms) of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal. Nothing in this Section 5.1 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article 8 hereof), (y) permit the Company to enter into an agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, the Company shall not enter into an agreement with any Person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form executed as provided above)) or (z) affect any other obligation of the Company under this Agreement; provided, however, that, subject to the provisions of Section 8.2, the Company Board may approve and recommend a Superior Acquisition Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement and the Merger. As used herein, "Superior Acquisition Proposal" means a bona fide Acquisition Proposal made by a third party which a majority of the members of the Company Board determines in good faith to be more favorable to the Company's shareholders from a financial point of view than the Merger and which the Company Board determines is reasonably capable of being consummated.

     SECTION 5.2 Conduct of the Company's Business Pending Merger. Prior to the Effective Time, except as (i) contemplated by this Agreement, (ii) set forth in
Schedule 5.2 of the Company Disclosure Letter, (iii) set forth in Schedule 5.2A of the Supplemental Disclosure Letter or (iv) consented to in writing by ERP, the Company shall, and shall cause each of the Company Subsidiaries to, conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted, and, irrespective of whether or not in the ordinary course of business, the Company shall, and shall cause each of the Company Subsidiaries to:

          (a) use its reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees;

          (b) confer on a regular basis with one or more representatives of ERP to report operational matters of materiality and, subject to Section 5.1, any proposals to engage in material transactions not otherwise expressly permitted under Section 5.2;

          (c) promptly notify ERP of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

          (d) promptly deliver to ERP true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

          (e)   maintain  its  books  and  records  in   accordance   with  GAAP
     consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the Company Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

          (f) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided the Company notifies ERP that it is availing itself of such extensions;

          (g) not make or rescind any express or deemed election relative to Taxes (unless required by law);

          (h) not amend its Articles of Incorporation or Code of Regulations or the articles of incorporation, codes of regulations, bylaws, partnership agreement, joint venture agreement or comparable charter or organization document of any Company Subsidiary without ERP's prior written consent, which shall not be unreasonably withheld or delayed;

          (i) not issue or make any change in the number of, shares of, capital stock, membership interests or units of limited partnership interest issued and outstanding or reserved for issuance, other than pursuant to those items disclosed in Schedule 2.3 of the Company Disclosure Letter;

          (j) not grant any options or other right or commitment relating to its shares of capital stock, or any security convertible into its shares of capital stock, or any security the value of which is measured by shares of capital stock, or any security subordinated to the claim of its general creditors;

          (k) except for dividends and distributions by a Company Subsidiary to the Company or a wholly-owned Company Subsidiary, not (x) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock, or (y) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests, or units of partnership interest;

          (l) not sell, lease, mortgage, subject to Lien or otherwise dispose of any material part of its assets, individually or in the aggregate, except for sales or leases of furniture and other personal property in the ordinary course of business consistent with past practice and for leases of corporate housing units to customers in the ordinary course of business consistent with past practice;

          (m) not make any loans, advances or capital contributions to, or investments in, any other Person, other than (i) loans, advances and capital contributions to wholly-owned Company Subsidiaries in existence on the date hereof; (ii) any advances to any officer or director of the Company made pursuant to the terms of a note, provided, however, that under no circumstances shall the terms of any note be amended to increase the total aggregate amount of borrowings available thereunder; and (iii) advances of travel and other business expenses to employees in the ordinary course of business consistent with past practice;

          (n) not pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to ERP or incurred in the ordinary course of business consistent with past practice;

          (o) not enter into any commitment, contractual obligation, capital expenditure or transaction (each, a "Commitment") which may result in total payments or liability by or to it in excess of $200,000 or aggregate Commitments in excess of $500,000; provided, however, that notwithstanding the foregoing, the Company may purchase or make Commitments to purchase (i) furniture to fill specific, bona fide customer sales orders and (ii) in addition to those purchases and Commitments to purchase permitted by (i) hereof, up to $2,500,000 in furniture each month;

          (p) not guarantee the indebtedness of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

          (q) not enter into or amend any Commitment with any officer, director, consultant or Affiliate of the Company or any of the Company Subsidiaries other than Commitments with consultants involving payments of (i) less than $10,000 per consultant and (ii) total aggregate payments to all consultants of less than $100,000;

          (r) not increase any compensation or enter into or amend any employment agreement or other arrangement with any of its officers, directors or employees earning more than $50,000 per annum as of the date hereof, other than waivers by employees of benefits under such agreements, enter into any employment agreement or arrangement with any other Person not currently an employee of the Company or a Company Subsidiary, providing for compensation in excess of $50,000 per annum or increase any compensation or enter into or amend any employment agreement or other arrangement with any new or current employee earning more than $50,000 per annum except in the ordinary course of business and consistent with past practice in timing and amount or pursuant to the terms of any such agreement or arrangement; provided, however, that the Company may increase compensation to employees in connection with promotions or otherwise, by not more than ten percent (10%);

          (s) not adopt any new employee benefit plan or amend any existing plans, options or rights, except for changes which are required by law;

          (t) not settle any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement without the prior written approval of ERP, which approval shall not be unreasonably withheld or denied (it being understood that it is the intent of the parties to avoid, to the extent practicable, the termination of this Agreement pursuant to Article 8 hereof);

          (u) not reduce its ownership of any of the Company Subsidiaries except pursuant to a transaction which has the same effect as a transaction permitted by subsection 5.2(l) hereof;

          (v) not accept a promissory note in payment of the exercise price payable under any option to purchase shares of Common Stock;

          (w) not enter into or amend or otherwise modify or waive any rights under any agreement or arrangement for the persons that are Affiliates of the Company or any Company Subsidiary or any officer, director or employee, of the Company or any Company Subsidiary;

          (x) except as provided in the Company Disclosure Letter, not directly or indirectly or through a subsidiary, merge or consolidate with, acquire all or substantially all of the assets of, or acquire the beneficial ownership of a majority of the outstanding capital stock or other equity interest in any person or entity; and

          (y) take all action necessary to cause the payment of compensation customarily made at the end of each quarter to the members of the Company Board; and

For purposes of this Section 5.2 only, any contract, transaction or other event for which a specific amount is not set forth above shall be deemed to be material and to be subject to the terms hereof if it would result or is expected to result in a net impact on the Company's consolidated income statement in excess of $200,000, or on the Company's consolidated balance sheet in excess of $500,000.

     SECTION 5.3 Other Actions . Each of the Company on the one hand and ERP and Newco on the other hand shall not, and shall use its reasonable best efforts to cause its Subsidiaries not to take, any action that would result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) except as contemplated by Section 5.1, any of the conditions to the Merger set forth in Article 7 not being satisfied.

                                    ARTICLE 6
                             ADDITIONAL AGREEMENTS

     SECTION 6.1 Preparation of Proxy Statement; Stockholder Meeting; Comfort Letters.

     (a) Promptly following the date of this Agreement, the Company shall prepare the Schedule 13E-3 with respect to the transactions contemplated by this Agreement and a proxy statement (the "Proxy Statement") required to be distributed to holders of Common Stock in connection with the Merger and include therein the recommendation of the Company Board that the stockholders of the Company vote in favor of the approval and adoption of this Agreement and include therein the written opinion of the Financial Adviser that the cash consideration to be received by the stockholders of the Company pursuant to the Merger is fair, from a financial point of view, to such stockholders; provided, however, that the Company Board may fail to make or may withdraw or modify such recommendation, if, in accordance with Section 5.1, the Company Board recommends a Superior Proposal. The Company shall use its reasonable best efforts to obtain and furnish the information required to be included by it in the Proxy Statement and Schedule 13E-3 and, after consultation with ERP, respond promptly to any comments made by the Securities and Exchange Commission (the "SEC") with respect to the Proxy Statement and Schedule 13E-3 and any preliminary version thereof, ERP and Newco will cooperate with the Company in connection with the preparation of the Proxy Statement and Schedule 13E-3 including, but not limited to, furnishing to the Company any and all information regarding ERP as may be required to be disclosed therein. The Company will use reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable.

     (b) All filings with the SEC and all mailings to the Company's stockholders in connection with the Merger, including the Proxy Statement and Schedule 13E-3, shall be subject to the prior review, comment and approval of ERP and Newco (and such approval shall not be unreasonably withheld or delayed).

     (c) The Company shall, as promptly as practicable following the date of this Agreement and in consultation with ERP and Newco, duly call and give notice of, and, provided that this Agreement has not been terminated, convene and hold, the Company Stockholders' Meeting for the purpose of approving this Agreement and the transactions contemplated by this Agreement to the extent required by Ohio Law (the "Company Stockholders' Meeting"). The Company will use reasonable best efforts to hold such meeting as soon as practicable after the date hereof.

     (d) Upon the request of ERP, the Company shall use reasonable best efforts to cause to be delivered to the Company and ERP a letter of PricewaterhouseCoopers LLP, the Company's independent public accountants, dated a date within two (2) business days before the date of mailing the Proxy Statement to the stockholders of the Company and a letter of PricewaterhouseCoopers LLP dated a date within two (2) business days before the Company Stockholders' Meeting, addressed to the Company, in each case customary in scope and substance for letters delivered by independent public accountants in connection with proxy statements similar to the Proxy Statement; provided, however, that such letters shall only be delivered to the extent permitted under accounting principles and pronouncements applicable to the U.S. accounting profession.

     SECTION 6.2 HSR Act . As promptly as practicable after the date of this Agreement, the Company, ERP and Newco shall file notifications under the HSR Act in connection with the Merger and the transactions contemplated hereby and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters.

     SECTION 6.3 Access to Information; Confidentiality . Subject to the requirements of confidentiality agreements with third parties, each of the Company, ERP and Newco shall, and shall cause each of the Company Subsidiaries and ERP Subsidiaries, respectively, to afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company, ERP and Newco shall, and shall cause each of the Company Subsidiaries and ERP Subsidiaries, respectively, to furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of the Company and ERP shall, and shall cause the Company Subsidiaries and ERP Subsidiaries, respectively, to use commercially reasonable efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to, hold any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreements dated as of October 11, 1999 between the Company and ERP (the "Confidentiality Agreements").

SECTION 6.4 Best Efforts; Notification .

     (a) Subject to the terms and conditions herein provided, the Company, Newco, Acquisition and ERP shall: (i) use all reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time, from governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated by such agreements and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) use all reasonable best efforts to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in form reasonably satisfactory to the Company and ERP; and (iii) use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement, including, but not limited to, furnishing all information required to be included in the Proxy Statement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and trustees of the Company, Newco and ERP shall take all such necessary action.

     (b) The Company shall give prompt notice to ERP, and ERP shall give prompt notice to the Company, (i) if any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) of the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     SECTION 6.5 Costs of Transaction. In the event that the Merger is not consummated, each of ERP and the Company shall pay their own costs and expenses relating to the Merger and the other transactions contemplated by this Agreement. This Section 6.5 shall in no way affect the rights and obligations of the parties hereto under Article 8 hereof.

     SECTION 6.6 Public Announcements. ERP, Acquisition and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Agreement, including (without limitation) the Merger, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties hereto prior to the execution of this Agreement. For purposes of this Section 6.6, "written public statements" shall include any written statement transmitted to the New York Stock Exchange Inc. ("NYSE"), Nasdaq National Market or the shareholders of ERP or the Company.

     SECTION 6.7 Taxes. At ERP's expense, the Company will and will cause each Company Subsidiary to consult with and provide ERP the opportunity to review and comment upon all returns, questionnaires, applications or other documents to be filed after the date hereof by the Company with respect to Taxes including, without limitation, the Company's federal, state and local income tax returns for its taxable year ended February 29, 2000 (collectively, the "Company Tax Returns"), and shall not file any such returns without the prior review and comment of ERP and Acquisition, which shall not be unreasonably delayed.

     SECTION 6.8 Optionees.

     (a) Prior to the Closing, the Company will, through its Board (or any committee thereof), take all action required for the cancellation as of the Effective Time of all Stock Options in consideration for cash in an amount set forth in section 1.6(c).

     (b) From and after the date hereof, the Company, through its Board or otherwise, will not modify any Stock Option Plan or authorize, and the Company will not grant, any Stock Options.

     (c) The Company shall require each employee who exercises a Stock Option or otherwise receives any payment from the Company as a result of the transactions contemplated by this Agreement, to pay to the Company in cash an amount sufficient to satisfy in full the Company's obligation to withhold Taxes incurred by reason of such exercise, issuance or receipt.

     SECTION 6.9 Declaration of Dividends and Distributions. From and after the date of this Agreement, neither the Company, nor any of the Company Subsidiaries shall make any dividend or distribution to its shareholders without the prior written consent of ERP.

     SECTION 6.10 Resignations. On the Closing Date, if requested by ERP, the Company shall cause the directors of each of the Company and the Company Subsidiaries to submit their resignations from such positions, effective as of the Effective Time.

SECTION 6.11 Indemnification.

     (a) From and after the Effective Time, ERP shall provide exculpation and indemnification for each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director of the Company or any Company Subsidiary (the "Indemnified Parties") which is the same as the exculpation, indemnification and advancement of expenses provided to the Indemnified Parties by the Company (including advancement of expenses, if so provided) immediately prior to the Effective Time in its Articles of Incorporation or Code of Regulations as in effect at the close of business on the date hereof; provided, that such exculpation and indemnification covers actions on or prior to the Effective Time, including, without limitation, all transactions contemplated by this Agreement. The Surviving Corporation shall use commercially reasonable efforts to obtain and, if obtained, maintain in effect from the Effective Time and continuing until the sixth anniversary thereof

"run-off" directors and officers liability insurance with a commercially reasonable coverage amount and other terms and conditions, including exclusions, as are commercially reasonable and at least as favorable as now provided by the Company; provided, however, in no event shall the Surviving Corporation be required to expend in respect of any year's coverage in excess of 300% of the annual premium currently paid by the Company for such coverage with respect to their service as such prior to the Effective Time (the "Run-Off Policy"). The Surviving Corporation shall provide the Company with a true and complete copy of a binder with respect to the Run-Off Policy at least 10 days prior to the Effective Time, and shall use its reasonable best efforts to provide to the Company a true and complete copy of the Run-Off Policy as proposed to be issued prior to the Effective Time. The premium for such policy shall be paid in full at the Effective Time.

     (b) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of ERP and the Surviving Corporation. ERP agrees to pay all costs and expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party or his or her heirs or his or her personal representatives in successfully enforcing the indemnity or other obligations of ERP or the Surviving Corporation under this Section 6.11. The provisions of this Section
6.11 shall survive the Merger and are in addition to any other rights to which an Indemnified Party may be entitled.

     (c) In the event that ERP or the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this
Section 6.11, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

     SECTION 6.12 Certain Debt of the Company. The Company shall maintain in full force and effect that certain loan outstanding as of the date hereof from those lenders party to that certain Note Purchase Agreement (the "Note Purchase Agreement") dated as of September 1, 1997 (the "Section 6.12 Debt") and there shall be no default or event of default or any condition which upon the passage of time or the giving of notice or both which would cause such an event of default or a default to exist under the Note Purchase Agreement as of the Effective Time.

     SECTION 6.13 Fees and Expenses. The Company and the Company Subsidiaries shall not incur (a) fees and expenses and (b) liabilities (collectively, the "Transaction Expenses") in excess of the amount set forth on Schedule 7.2(g)A of the Supplemental Disclosure Letter.

     SECTION 6.14 Employee Benefits. Neither the Company nor the Surviving Corporation shall amend, modify or revise any Employee Plan without the prior written consent of ERP.

     SECTION 6.15 Subordinated Debt. On or prior to the Closing Date, ERP shall provide Newco with a subordinated debt facility of up to $9 million, which facility shall have a one (1) year term, fifteen percent (15%) annual interest rate (interest being payable quarterly in arrears) and the proceeds of which shall be loaned to the Company and used solely to enable the Company to repay any outstanding subordinated debt incurred by the Company prior to Closing, with the prior consent of ERP.


                                    ARTICLE 7
                               CLOSING CONDITIONS

     SECTION 7.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) Shareholder Approval. The Merger shall have been approved and adopted by the shareholders of each of the Company and Acquisition.

     (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

     SECTION 7.2 Conditions to Obligations of ERP. The obligations of ERP to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived in writing by ERP:

     (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and ERP shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of the Company contained herein are so qualified) signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company, in such capacity, to such effect. For the purposes of Section 7.2(a), the representations and warranties of the Company shall be deemed true and correct unless the breach of such representations and warranties, in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

     (b) Performance of Obligations of The Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and ERP shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company, in such capacity, to such effect.

     (c) Material Adverse Change. Since November 30, 1999, except as discussed in Schedule 2.7 of the Company Disclosure Letter or Schedule 2.7A of the
Supplemental Disclosure Letter, there shall have been no Company Material Adverse Change and ERP shall have received a certificate of the chief executive officer or chief financial officer of the Company, in such capacity, certifying to such effect.

     (d) Comfort Letter. If required by ERP, ERP shall have received the letter from the accountants for the Company required by Section 6.9 hereof.

     (e)  Opinion of  Counsel.  ERP shall have  received  an opinion of Keating,
Muething  &  Klekamp,   P.L.L.  or  other  counsel  to  the  Company  reasonably
satisfactory to ERP dated the Closing Date in form and substance reasonably satisfactory to ERP addressing the matters set forth in Exhibit "B" hereto.

     (f) Consents. Except as set forth on Schedule 7.2 to the Company Disclosure Letter, all consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in an ERP Material Adverse Effect or a Company Material Adverse Effect.

     (g) Certain Fees, Expenses and Liabilities. The Transaction Expenses set forth in Schedule 7.2(g)A of the Supplemental Disclosure Letter shall not exceed the amounts set forth in such Schedule.

     (h) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and no restrictive order or other requirements shall have been placed on ERP or the Surviving Corporation in connection therewith which would have a material adverse effect on the expected benefits to ERP of the transactions contemplated hereby.

     (i)  Formation  Agreement.   The  Closing,  as  defined  in  the  Formation
Agreement, shall have been consummated.

     (j) Dissenters' Rights. The record holders of not more than 20% of the issued and outstanding shares of Common Stock on the Effective Date have properly served a demand on the Company seeking relief pursuant to the provisions of Section 1701.85 of the Ohio Law.

     SECTION 7.3 Conditions to Obligations of the Company . The obligation of the Company to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived in writing by the Company:

     (a) Representations and Warranties. The representations and warranties of ERP set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of ERP contained herein are so qualified) signed on behalf of ERP and Acquisition by the chief executive officer and the chief financial officer of such party to such effect. For the purposes of this Section 7.3(a), the representations and warranties of ERP shall be deemed true and correct unless the breach of such representations and warranties, in the aggregate, could reasonably be expected to have an ERP Material Adverse Effect.

     (b) Performance of Obligations of ERP and Acquisition. ERP and Acquisition shall have performed in all material respects all of their respective obligations required to be performed by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate of ERP signed on behalf of ERP by the chief executive officer or the chief financial officer of ERP, in such capacity, to such effect.

     (c) Opinion of Counsel. The Company shall have received an opinion from Piper Marbury Rudnick & Wolfe or other counsel to ERP reasonably satisfactory to the Company dated the Closing Date in form and substance reasonably satisfactory to the Company addressing the matters set forth in Exhibit "C" hereto dated the Closing Date.

     (d) Consents. All consents and waivers (including, without limitation, waivers or rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in an ERP Material Adverse Effect or a the Company Material Adverse Effect.

     (e) Certain Fees,  Expenses and Liabilities.  The (x) fees and expenses and
(y) liabilities set forth in Schedule 7.2(g) of the Company Disclosure Letter shall not exceed the amounts set forth in such Schedule.

     (f) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and no restrictive order or other requirements shall have been placed on ERP or the Surviving Corporation in connection therewith which would have a material adverse effect on the expected benefits to ERP of the transactions contemplated hereby.

     (g)  Formation  Agreement.   The  Closing,  as  defined  in  the  Formation
Agreement, shall have been consummated.


                                    ARTICLE 8
                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.1 Termination. This Agreement may be terminated at any time prior to the acceptance of the Certificate of Merger for record by the Secretary of State of the State of Ohio, whether before or after the Shareholder Approval have been obtained:

     (a) by mutual written consent duly authorized by both the Company Board and the General Partner of ERP;

     (b) by ERP, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of the Company set forth in this Agreement, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b), as the case may be, would be incapable of being satisfied by August 15, 2000 (or as otherwise extended);

     (c) by the Company, upon a breach of any representation, warranty, covenant obligation or agreement on the part of ERP set forth in this Agreement, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b), as the case may be, would be incapable of being satisfied by August 15, 2000 (or as otherwise extended);

     (d) by either ERP or the Company, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable;

     (e) by either ERP or the Company, if the Merger shall not have been consummated before August 15, 2000; provided, that in the case of termination pursuant to this Section 8.1(e), the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this Section;

     (f) by either ERP or the Company if, upon a vote at a duly held the Company Shareholders Meeting or any adjournment thereof, the Company Shareholder Approval shall not have been obtained as contemplated by Section 6.1;

     (g) by the Company, if prior to the conclusion of the tabulation of the votes with respect to the Merger at the Company Shareholders Meeting, the Company Board shall have withdrawn or modified its approval or recommendation of the Merger or this Agreement in connection with, or approved, recommended or entered into, a Superior Acquisition Proposal; and

     (h) by ERP if (i) prior to the Company Shareholders Meeting, the Company Board shall have withdrawn or modified in any manner adverse to ERP its approval or recommendation of the Merger or this Agreement in connection with, or approved, recommended or entered into, any Superior Acquisition Proposal, or
(ii) the Company shall have entered into a definitive agreement with respect to any Acquisition Proposal.

     (i) by ERP if the record holders of more than 20% of the issued and outstanding shares of Common Stock on the Effective Date have properly served a demand on the Company seeking relief pursuant to the provisions of Section 1701.85 of the Ohio Law.

     SECTION 8.2 Certain Fees and Expenses . If this Agreement shall be terminated (i) pursuant to Section 8.1(g) or 8.1(h), then the Company will pay ERP (provided the Company was not entitled to terminate this Agreement pursuant to Section 8.1(c) at the time of such termination) a fee equal to the Break-Up Fee (as defined below), or (ii) pursuant to Section 8.1(b) or 8.1(f), then the Company will pay ERP (provided the Company was not entitled to terminate this Agreement pursuant to Section 8.1(c) at the time of such termination) an amount equal to the ERP Liquidated Damages Amount (as defined below).

     If this Agreement shall be terminated pursuant to Section 8.1(c), then ERP (rather than Newco) will pay the Company (provided ERP was not entitled to terminate this Agreement pursuant to Section 8.1(b) at the time of such termination), an amount equal to the Company Liquidated Damages Amount (as defined below).

     If the Merger is not consummated (other than due to the termination of this Agreement pursuant to Section 8.1(a) or 8.1(c), or ERP pursuant to 8.1(e)), and at the time of the termination of this Agreement an Acquisition Proposal has been received by the Company, and either prior to the termination of this Agreement or within twelve (12) months thereafter the Company or any the Company Subsidiary enters into any written Acquisition Proposal which is subsequently consummated (whether or not such Acquisition Proposal is the same Acquisition Proposal which had been received at the time of the termination of this Agreement), then the Company shall pay the Break-Up Fee to ERP.

     The Company and ERP agree that actual damages accruing from a termination of the Agreement pursuant to the subsections of Section 8.1 with respect to which the provisions of Section 8.2 provide for the payment of damages are incapable of precise estimation and would be difficult to prove, that the payment to ERP or the Company, as applicable, of the ERP Liquidated Damages Amount, the Company Liquidated Damages Amount or the Break-Up Fee shall constitute liquidated damages, that the rights to the ERP Liquidated Damages Amount, Company Liquidated Damages Amount or Break-Up Fee, as applicable, stipulated in this Section 8.2 bear a reasonable relationship to the potential injury likely to be sustained in the event of such a termination and that such stipulated rights to liquidated damages are intended by the parties to provide just compensation in the event of such a termination and are not intended to compel performance or to constitute a penalty for nonperformance. Other than as set forth in Section 9.8 hereof, payment of the ERP Liquidated Damages Amount or the Break-Up Fee by the Company shall terminate all of ERP's rights and remedies at law or in equity against the Company in respect of a termination of this Agreement pursuant to the subsections of Section 8.1 with respect to which the provisions of Section 8.2 provide for the payment of damages. Other than as set forth in Section 9.8 hereof, payment of the Company Liquidated Damages Amount by ERP shall terminate all of the Company's rights and remedies at law or in equity against ERP in respect of a termination of this Agreement pursuant to Section
8.1 (c). The ERP Liquidated Damages Amount or the Break-Up Fee shall be paid by the Company to ERP, or the Company Liquidated Damages Amount, shall be paid by ERP to the Company, in immediately available funds within fifteen (15) days after the date of the event giving rise to the obligation to make such payment occurred.

     The "ERP Liquidated Damages Amount" payable to ERP by the Company shall be $2,500,000.

     The "Company Liquidated Damages Amount" payable to the Company by ERP shall be $2,500,000.

     As used in this Agreement, "Break-Up Fee" shall be an amount equal to $5,000,000, less the ERP Liquidated Damages Amount, if such ERP Liquidated Damages Amount has been paid in full by the Company to ERP,

     SECTION 8.3 Effect of Termination. In the event of termination of this Agreement by either the Company or ERP as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of ERP or Newco, or the Company, other than the last sentence of Section 6.3, Section 8.2, this Section 8.3 and Article 9.

     SECTION 8.4 Amendment. This Agreement may be amended by the parties in writing by action of the Board of Trustees of the General Partner of ERP, by the Company's Board and the Board of Directors of Newco at any time before or after any Shareholder Approval is obtained and prior to the filing of the Certificate of Merger with the Secretary of State of the State of Ohio; provided, however, that, after the Shareholder Approval is obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of shareholders without obtaining such further approval.

     SECTION 8.5 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                                    ARTICLE 9
                               GENERAL PROVISIONS

     SECTION 9.1 Nonsurvival of Representations and Warranties . None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 9.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

     (a) If to ERP, Acquisition or Newco:

                  ERP Operating Limited Partnership
                  Two North Riverside Plaza, Suite 400
                  Chicago, Illinois 60606
                  Telecopier No.: (312) 454-0434
                  Telephone No.: (312) 474-1300
                  Attention: Bruce C. Strohm

                  With a copy to:

                  Piper Marbury Rudnick & Wolfe
                  203 North LaSalle Street, Suite 1800
                  Chicago, Illinois 60601
                  Telecopier No.: (312) 236-7516
                  Telephone No.: (312) 368-4033
                  Attention: Errol R. Halperin, Esq.

     (b) If to the Company:

                  Globe Business Resources, Inc.
                  11260 Chester Road, Suite 400
                  Cincinnati, Ohio 45246
                  Telecopier No.: (513) 771-5354
                  Telephone No.: (513) 771-8287
                  Attention: David D. Hoguet

                  With a copy to:

                  Keating, Muething & Klekamp, P.L.L.
                  1400 Provident Tower
                  One East Fourth Street
                  Cincinnati, Ohio 45202
                  Telecopier No.: (513) 579-6578
                  Telephone No.: (513) 579-6468
                  Attention: Edward E. Steiner, Esq.

All notices shall be deemed given only when actually received.

     SECTION 9.3 Interpretation. All references made herein to any party shall include any predecessor to such party. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     SECTION 9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     SECTION 9.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreements and the other agreements entered into in connection with the Transactions (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except as provided in Section 6.11 ("Third Party Provisions"), are not intended to confer upon any person other than the parties hereto any rights or remedies. The Third Party Provisions may be enforced by the beneficiaries thereof or on behalf of the beneficiaries thereof by the officers and directors of the Company who had been officers and directors of the Company prior to the Effective Time.

The Company shall not be deemed to have made to ERP or Newco any representation or warranty including with respect to any projections, estimates or budgets of future revenues, expenses or expenditures or future results of operations except other than as expressly set forth in Article 2 of this Agreement.

     SECTION 9.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     SECTION 9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 9.8 Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that (x) the parties shall be entitled to an injunction or injunctions to prevent material breaches of this Agreement; and (y) in lieu of and as an alternative to any and all monetary damages, including, without limitation, the liquidated damages provided for in Section 8.2 hereof, the parties shall be entitled to a court order to enforce specifically (by means of a mandatory injunction or otherwise) the terms and provisions of this Agreement, in either case in any court of the United States located in the State of Illinois or Ohio or state court located in Illinois or Ohio. Without limiting the generality of the foregoing, the parties agree that the Company is a unique asset and that (i) the holders of the Shares would be irreparably injured in a manner not adequately compensated by money damages (including without limitation, by payment of the Company Liquidated Damages Amount) in the event ERP refused to consummate the Merger without legal justification under this Agreement and (ii) ERP would be irreparably injured in a manner not adequately compensated by money damages (including without limitation, by payment of the ERP Liquidated Damages Amount) in the event the Company refused to consummate the Merger without legal justification under this Agreement. The parties hereto hereby waive (to the maximum extent permitted by applicable law) all legal and equitable defenses to a motion or other proceeding by the Company or ERP, as the case may be, for specific performance of the Merger and the other transactions contemplated by this Agreement as a remedy in the event ERP or the Company, as the case may be, refuses to consummate the Merger without legal justification under this Agreement. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of Illinois or Ohio or any Illinois or Ohio state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; provided, however, that both the Company and ERP reserve all rights to assert that legal justification does or does not exist.

     SECTION 9.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 9.10 Non-Recourse to Trustees and Officers. This Agreement and all documents, certificates, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of the General Partner of ERP by the undersigned in his capacity as a trustee or officer of the General Partner of ERP, which has been formed as a Maryland real estate investment trust pursuant to an Amended and Restated Declaration of Trust of ERP dated as of November 2, 1992, as amended and restated, and not individually, and neither the trustees, officers nor shareholders of the General Partner of ERP shall be personally bound or have any personal liability hereunder. The Company shall look solely to the assets of ERP for satisfaction of any liability of ERP with respect to this Agreement and any other agreements to which it is a party. The Company will not seek recourse or commence any action against any of the shareholders of the General Partner of ERP or any of their personal assets, and will not commence any action for money judgments against any of the trustees or officers of the General Partner of ERP or seek recourse against any of their personal assets, for the performance or payment of any obligation of ERP hereunder or thereunder.

         (Remainder of page intentionally blank; signature page follows)

     IN WITNESS WHEREOF, ERP, the Company and Newco have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   ERP OPERATING LIMITED PARTNERSHIP



                                   By:   /s/ Bruce C. Strohm
                                   __________________________________
                                   Name: Bruce C. Strohm
                                   Title: Executive Vice President



                                   GLOBE BUSINESS RESOURCES, INC.



                                   By:   /s/ David d. Hoguet
                                   _________________________________
                                   Name: David D. Hoguet
                                   Title: Chairman


                                   GLOBE HOLDING CO. INC.



                                   By:/s/ Bruce C. Strohm
                                   __________________________________
                                   Name: Bruce C. Strohm
                                   Title: President



                                   By:/s/ David D. Hoguet
                                   __________________________________
                                   Name: David D. Hoguet
                                   Title: Secretary

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                        ERP OPERATING LIMITED PARTNERSHIP

                             GLOBE HOLDING CO., INC.

                                       and

                         GLOBE BUSINESS RESOURCES, INC.


                          Dated as of January 13, 2000
                          As Amended and Restated as of
                                  May 10, 2000

                                TABLE OF CONTENTS

ARTICLE 1         THE MERGER .. ...............................................2
SECTION 1.1       The Merger ..................................................2
SECTION 1.2       Effective Time. .............................................2
SECTION 1.3       Effect of the Merger. .......................................2
SECTION 1.4       Articles of Incorporation, Code of Regulations. .............3
SECTION 1.5       Directors and Officers. .....................................3
SECTION 1.6       Effect on Capital Stock. ....................................3
SECTION 1.7       Exchange of Certificates. ...................................4
SECTION 1.8       Stock Transfer Books. .......................................6
SECTION 1.9       No Further Ownership Rights in Common Stock. ................6
SECTION 1.10      Lost, Stolen or Destroyed Certificates. .....................6
SECTION 1.11      Taking of Necessary Action; Further Action. .................6

ARTICLE 2         REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...............7
SECTION 2.1       Organization, Standing And Power of Company .................7
SECTION 2.2       Company Subsidiaries ........................................7
SECTION 2.3       Capital Structure ...........................................8
SECTION 2.4       Other Interests .............................................9
SECTION 2.5       Authority; Noncontravention; Consents .......................9
SECTION 2.6       SEC Documents; Financial Statements; Undisclosed
                  Liabilities ................................................11
SECTION 2.7       Absence of Certain Changes or Events .......................12
SECTION 2.8       Litigation .................................................12
SECTION 2.9       Properties .................................................13
SECTION 2.10      Environmental Matters ......................................15
SECTION 2.11      Related Party Transactions .................................17
SECTION 2.12      Employee Benefits ..........................................17
SECTION 2.13      Employee Matters ...........................................19
SECTION 2.14      Taxes ......................................................20
SECTION 2.15      No Payments to Employees, Officers, Trustees or Directors ..23
SECTION 2.16      Brokers; Schedule of Fees And Expenses .....................24
SECTION 2.17      Compliance With Laws .......................................24
SECTION 2.18      Contracts; Debt Instruments ................................24
SECTION 2.19      Opinion of Financial Advisor ...............................26
SECTION 2.20      Investment Company Act of 1940. ............................26
SECTION 2.21      Trademarks, Patents And Copyrights. ........................26
SECTION 2.22      Insurance. .................................................27
SECTION 2.23      Definition of Knowledge of Company .........................27
SECTION 2.24      Vote Required ..............................................27
SECTION 2.25      Year 2000 ..................................................27
SECTION 2.26      Chapter 1704 of the Ohio Law Not Applicable ................27
SECTION 2.27      Stock Issued in Connection with Acquisitions ...............27
SECTION 2.28      Contingent Earn-Outs .......................................28

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF ERP ......................28
SECTION 3.1       Organization, Good Standing and Power of ERP ...............28
SECTION 3.2       Authority; Noncontravention; Consents Relating to ERP ......28
SECTION 3.3       Brokers; Schedule of Fees And Expenses .....................29
SECTION 3.4       State Takeover Statutes ....................................29
SECTION 3.5       Definition of Knowledge of ERP. ............................29
SECTION 3.6       Proxy Statement ............................................29
SECTION 3.7       Financing ..................................................30

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF NEWCO ....................30
SECTION 4.1       Organization, Good Standing and Power of Newco .............30
SECTION 4.2       Authority; Noncontravention; Consents Relating to Newco ....30
SECTION 4.3       Organization, Good Standing and Power of Acquisition .......31
SECTION 4.4       Authority; Noncontravention; Consents Relating to
                  Acquisition ................................................31
SECTION 4.5       Brokers; Schedule of Fees And Expenses .....................32
SECTION 4.6       State Takeover Statutes ....................................32
SECTION 4.7       Definition of Knowledge of Newco. ..........................32
SECTION 4.8       Proxy Statement ............................................33

ARTICLE 5         COVENANTS ..................................................33
SECTION 5.1       Acquisition Proposals ......................................33
SECTION 5.2       Conduct of the Company's Business Pending Merger. ..........34
SECTION 5.3       Other Actions ..............................................37

ARTICLE 6         ADDITIONAL AGREEMENTS ......................................38
SECTION 6.1       Preparation of Proxy Statement; Stockholder Meeting;
                  Comfort Letters ............................................38
SECTION 6.2       HSR Act ....................................................39
SECTION 6.3       Access to Information; Confidentiality .....................39
SECTION 6.4       Best Efforts; Notification .................................39
SECTION 6.5       Costs of Transaction .......................................40
SECTION 6.6       Public Announcements .......................................40
SECTION 6.7       Taxes ......................................................40
SECTION 6.8       Optionees ..................................................41
SECTION 6.9       Declaration of Dividends and Distributions .................41
SECTION 6.10      Resignations ...............................................41
SECTION 6.11      Indemnification ............................................41
SECTION 6.12      Certain Debt of the Company ................................42
SECTION 6.13      Fees and Expenses. .........................................42
SECTION 6.14      Employee Benefits. .........................................42
SECTION 6.15      Subordinated Debt. .........................................42

ARTICLE 7         CLOSING CONDITIONS .........................................43
SECTION 7.1       Conditions to Each Party's Obligation to Effect the Merger .43
SECTION 7.2       Conditions to Obligations of ERP ...........................43
SECTION 7.3       Conditions to Obligations of the Company ...................44

ARTICLE 8         TERMINATION, AMENDMENT AND WAIVER ..........................46
SECTION 8.1       Termination ................................................46
SECTION 8.2       Certain Fees and Expenses ..................................47
SECTION 8.3       Effect of Termination ......................................48
SECTION 8.4       Amendment ..................................................48
SECTION 8.5       Extension; Waiver ..........................................48

ARTICLE 9         GENERAL PROVISIONS .........................................49
SECTION 9.1       Nonsurvival of Representations and Warranties ..............49
SECTION 9.2       Notices. ...................................................49
SECTION 9.3       Interpretation. ............................................50
SECTION 9.4       Counterparts. ..............................................50
SECTION 9.5       Entire Agreement; No Third-Party Beneficiaries. ............50
SECTION 9.6       Governing Law. .............................................50
SECTION 9.7       Assignment. ................................................51
SECTION 9.8       Specific Enforcement. ......................................51
SECTION 9.9       Severability. ..............................................51
SECTION 9.10      Non-Recourse to Trustees and Officers. .....................51


EXHIBIT INDEX

Exhibit A -       Form of Agreement and Plan of Merger
Exhibit B -       Form of Company Counsel Opinion
Exhibit C -       Form of ERP's Counsel Opinion